UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

NELDA CONNORS

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Alternatives LLC (“Ancora”), together with the other participants named herein, have filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Norfolk Southern Corporation, a Virginia corporation. Promptly after filing its definitive proxy statement with the SEC, Ancora will forward the definitive proxy statement and accompanying BLUE proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

Item 1: On March 3, 2024 Ancora posted the following materials to its campaign website at www.movenscforward.com (the “Website”). Copies of the materials posted to the Website are reproduced below. From time to time, Ancora and the other participants named herein may refer shareholders of the Company to recent articles or other materials, copies of which are reproduced as Exhibits 1 through 8.

From time to time, Ancora or the other participants in the proxy solicitation may publish the material, or portions thereof, on the Website in connection with the solicitation of the shareholders of Norfolk Southern.

Exhibit 1:

Exhibit 2:

Exhibit 3:

Norfolk Southern train derailment spills diesel fuel, plastic pellets along river near Bethlehem, Pa.

CBS News

By Joe Brandt and Terra Sullivan

March 2, 2024

LOWER SAUCON TOWNSHIP, Pa. (CBS) -- A derailment involving three Norfolk Southern trains near Bethlehem, Pennsylvania spilled some diesel fuel and plastic pellets along the Lehigh River on Saturday morning, the company and local authorities said.

The National Transportation Safety Board said preliminary information revealed an eastbound Norfolk Southern train struck a still train on the same track.

The wreckage from the striking train then spilled onto an adjacent track and was subsequently struck by a westbound Norfolk Southern train, NTSB officials said. The crash led to the derailment of an “unknown number of cars,” NTSB told CBS News Philadelphia.

Officials said there was no danger to the public from the derailment or the spills and no evacuation orders were in effect. There are no reported injuries.

Members of responding crews on the scene near Riverside Drive have contained diesel fuel that spilled from the locomotive with “booms,” or barriers, and are vacuuming it out of the river.

Others are cleaning up the polypropylene plastic pellets, which a Norfolk Southern spokesperson said spilled out of a single train car during the derailment and landed “predominantly onto the ground.”

Emergency responders were dispatched to the derailment site at 7:15 a.m., just east of the Steel City village, Lower Saucon Township Police Chief Thomas Barndt said in a news release.

“There was a diesel fuel spill into the Lehigh River from the accident and containment booms have been deployed,” Barndt said. “There is also a spill of polypropylene plastic pellets from one of the derailed cars.”

Some Lehigh Valley residents on social media reported hearing about the derailment.

Images from the Nancy Run Fire Company’s Facebook page showed train cars off the tracks along the Lehigh River. The train was hauling boxcars and tanker cars, the photos show.

The photos also showed at least one train car partially submerged in the river.

Norfolk Southern sent the following statement to CBS News Philadelphia:

“Norfolk Southern has responded to a derailment in Lower Saucon Township, PA. There is no threat to the public, no hazardous material concerns from the railcars, and no reports of injuries to our crew members. We appreciate the quick, professional response by local emergency agencies. Our crews and contractors will remain on-scene over the coming days to cleanup, and we appreciate the public’s patience while they work as quickly, thoroughly, and as safely as possible. We are always working to advance safety. We will investigate this incident to understand how it happened and prevent others like it.”

NTSB said on X that it is now investigating “the collision and derailment involving three Norfolk Southern trains.” The investigative agency said they will send in “a team comprised of experts in train operations, signals & train control, mechanical systems, and human performance.” The group is expected to arrive later Saturday.

“I’m very concerned about this because we in Northampton County have one of the busiest sections of Norfolk Southern Commercial System,” Northampton County Executive Lamont McClure told CBS News Philadelphia. “So, it is very important that Norfolk Southern working with NTSB and the state government figure out what happened and make sure it doesn’t happen again.”

McClure previously said on social media earlier Saturday nothing appeared to be leaking from the containers on the train. Later statements from police mentioned the diesel fuel and polypropylene.

“Norfolk Southern is on site and is doing an assessment. The most important thing we can do for our first responders is stay away from the site!” the county’s Facebook post timestamped just before 8:30 a.m. said.

The Pennsylvania Department of Environmental Protection was called out to the scene along with the PA Fish Commission and responders from local fire and EMS crews in both Northampton and Lehigh Counties, Barndt said.

Gov. Josh Shapiro said the Pennsylvania DEP and Emergency Management Agency will continue to monitor the situation, in a statement on X.

“Train derailments put Pennsylvania communities at risk. We need to pass the Railway Safety Act now,” Sen. Bob Casey posted on X in response to this morning’s events.

Todd Costello lives about seven miles away from the derailment and walked by the scene Saturday afternoon after hearing about the wreckage.

“Thank God no one got hurt,” Costello said. “They contained the area. Seems like they contained it pretty good and hopefully everybody is okay.”

Norfolk Southern has come under fire in the past year over multiple train derailments, the most notable in East Palestine, Ohio when 38 cars of a 151-car train carrying hazardous materials derailed and 12 others caught fire. Since then, residents of the eastern Ohio town have reported health problems and there have also been wildlife deaths.

There was also a derailment on April 8 in Pittsburgh and another on May 10 in New Castle, Ohio.

Exhibit 4:

Norfolk Southern Train Derails Into Lehigh River in Pennsylvania

The Daily Beast

By Emily Shugerman

March 2, 2024

The derailment follows reports that CEO Alan Shaw saw a 37 percent pay increase last year—the same year as the damaging derailment in East Palestine, Ohio.

A freight train derailed into a river in eastern Pennsylvania Saturday morning, days after it was revealed that the train company’s CEO received a significant pay raise last year.

The company, Norfolk Southern, was also behind the derailment in East Palestine, Ohio that caused lasting environmental damage.

Saturday’s derailment took place in Lower Saucon Township, population 11,000. Local police shut off the road leading to the site, where the train plunged into the Lehigh River, but the county government reported “no evacuations, no injuries, and no leaks from any containers.”

Some of the train cars were marked as carrying hazardous chemicals but were found to be empty, Northampton County Executive Lamont McClure told local news station WMTZ. He added that there was “no danger to the general public at this time.”

Norfolk Southern said in a statement that there was “no threat to the public, no hazardous material concerns from the railcars, and no reports of injuries to our crew members.”

“Our crews and contractors will remain on-scene over the coming days to cleanup, and we appreciate the public’s patience while they work as quickly, thoroughly, and as safely as possible,” the company said, adding that it would “investigate this incident to understand how it happened and prevent others like it.”

The derailment followed reports that Norfolk Southern CEO Alan H. Shaw received a 37 percent pay raise last year, the same year as the derailment in East Palestine that forced the evacuation of much of the small town. The CEO received $13.4 million in salary and stock options in 2023, up from $9.8 million in 2022, part of which could be attributable to 2023 being Shaw’s first full year as president. The company’s net income fell 44 percent that year.

The evacuation orders in East Palestine were lifted last year, and the EPA says the air and water are safe, but several dozen residents have yet to return to their homes for fear of the toxic chemicals that were released in the accident, according to the Associated Press. Others have reported respiratory problems, rashes or headaches.

Norfolk Southern says it has given more than $100 million to restoring the community to date. “The way they’ll trust is you make promises and you keep promises,” Shaw told the AP. “And that’s exactly what we’ve done over the past year.”

Exhibit 5:

Norfolk Southern freight train derails in Pennsylvania pushing carriages into river just days after it was revealed CEO got 37 percent pay rise to $13.4 MILLION and one year after East Palestine railway disaster

The Daily Mail

By Bethan Sexton

March 2, 2024

•	Norfolk Southern train derailed in Lower Saucon Township, Pennsylvania
•	Train cars plunged into the Lehigh River on Saturday morning
•	Norfolk Southern CEO Alan H. Shaw saw his pay rise to $1.1 million in 2023, the same year of the East Palestine derailment

A Norfolk Southern freight train has veered off its tracks and plunged into a river in Pennsylvania.

The derailment occurred near the 2200 block of Riverside Drive in Lower Saucon Township on Saturday morning.

No injuries or hazardous leaks have been reported but Norfolk Southern said a ’small’ diesel fuel leak has been contained with booms and will be vacuumed out.

One car containing plastic pellets spilled predominantly onto the ground, which will also be cleaned up, according to the company.

Dramatic images show the locomotive partially submerged in the Lehigh River.

It comes just days after it emerged that Norfolk Southern CEO Alan H. Shaw received a 37 percent pay rise in 2023, the same year his company was involved in another environmentally disastrous derailment in East Palestine, Ohio.

Meanwhile, some East Palestine residents are still yet to return to their homes after they were forced to flee when the derailment dumped thousands of gallons of toxic chemicals into the atmosphere.

Rivers were polluted and hundreds of locals complained of ill health including headaches and rashes.

The train was carrying 700,000 pounds of vinyl chloride when 53 of its carriages derailed on February 3, 2023.

No injuries were directly reported at the time, but the cocktail of chemicals caused a huge fire forcing locals to evacuate.

As well as being ecologically damaging, the derailment cost Norfolk Southern an estimated $1.1 billion and sent share prices plummeting by more than a fifth in the two months after the disaster.

Still Shaw was awarded the hefty pay rise, taking his base salary rose up by $200,000 to $1.1 million, while his stock and option awards rose $2.2 million to $10 million.

In a proxy filing released on Tuesday, Norfolk Southern confirmed its, ‘unanimous support for the company’s strategy that balances safe and reliable service, continuous productivity improvement and smart growth under the leadership of CEO Alan H. Shaw.’

But the pay rise was slammed by the railroad union, Brotherhood of Locomotive Engineers.

‘It’s alarming that the board rewarded Mr. Shaw with a massive raise and total compensation of $13.4 million during the same year he presided over industry-worst operating results, sustained underperformance and a tone-deaf response to the derailment in East Palestine,’ the group told CNN in a statement.

‘This failure of corporate governance … reinforces the need for sweeping changes to Norfolk Southern’s well paid board.’

The union is calling to replace Shaw with Jim Barber Jr., a former chief operating officer at UPS.

Norfolk Southern also boasted of achieving ‘industry leading safety results’ in 2023, including improvements to ‘accelerate enhancements to its safety culture and operational transformation’ in its statement.

‘This includes new technology, enhanced training and additional staffing, as well as adjustments to network design and train assembly procedures,’ the statement added.

‘Today, the company’s mainline accident rate is the lowest it has been in years and is among the best of the US Class 1 rails.’

This latest accident will no doubt call the statement into question and is of little comfort to East Palestine residents who are still grappling with the aftermath of the disaster.

Air and water tests that state and federal health officials have been conducting haven’t shown concerning levels of vinyl chloride, butyl acrylate or other chemicals in more than 115 million measurements since an evacuation order imposed after the derailment was lifted.

However, locals are still concerned about potential health risks, often noting a chemical sheen atop the creeks that flow through the town of 5,000 people.

The railroad company estimated that the cleanup would cost $800 million, which included $74 million Norfolk Southern pledged to help East Palestine recover.

It promised to spend $25 million refurbishing the town’s park and another $4.3 million to upgrade its water treatment system.

The railroad is spending another $20 million to build a regional training center for first responders to help prepare them to deal with the kind of hazardous materials that spilled in the derailment.

So far, it has give $104 million in community support, according to the company’s website.

It took President Biden more than a year to visit the site. He spent barely two hours there before before leaving to spend the holiday weekend at his beachside home.

Locals made their feelings clear about the delayed visit. His motorcade ran a gauntlet of banners proclaiming, ‘Too Little, Too Late,’ and the streets were lined with people shouting, ‘F*** you.’

‘Norfolk Southern has responded to a derailment in Lower Saucon Township, PA. There is no threat to the public, no hazardous material concerns from the railcars, and no reports of injuries to our crew members,’ a spokesman said.

‘We appreciate the quick, professional response by local emergency agencies. Our crews and contractors will remain on-scene over the coming days to cleanup, and we appreciate the public’s patience while they work as quickly, thoroughly, and as safely as possible.

‘We are always working to advance safety. We will investigate this incident to understand how it happened and prevent others like it.’

A nearby road will be closed for cleanup operations and only the single lane portion of Riverside Drive is impacted.

Exhibit 6:

Train derails in Pennsylvania, sends several cars into Lehigh River

Fox News

By Pilar Arias

March 2, 2024

Crews are working to clean up a train derailment in Pennsylvania that led to several cars landing in the Lehigh River.

It happened on Saturday morning in Lower Saucon Township in Northampton County, fire and county officials announced on Facebook. Photographs show box and tanker cars off the tracks.

“There are currently no evacuations, no injuries, and no leaks from any containers,” the County of Northampton said while asking people to stay away from the site and allow first responders to do their jobs.

Northampton County Emergency Management, Lehigh County Hazmat and Nancy Run Fire Company are on the scene off Riverside Drive.

The train belongs to Norfolk Southern, Northampton County says. Crews from the company are on site doing an assessment.

Norfolk Southern had multiple derailments last year, with one of the most notable in Ohio “when 38 cars of a 151-car train carrying hazardous materials derailed and 12 others caught fire,” CBS News Philadelphia reports.

Norfolk Southern said in a statement to Fox News Digital they responded to the incident near Bethlehem and “appreciate the quick, professional response by local emergency agencies.” Crews and contractors are developing a clean-up plan at the derailment site.

A corporate fact sheet from Norfolk Southern says the company “has the most extensive intermodal franchise in the East” and ships over 2,900 commodities for its customers. The company also says it is the “largest rail shipper of metals in North America.”

Exhibit 7:

Freight Cars Derail on Lehigh River in Pennsylvania After 3-Train Crash

The New York Times

By Emily Schmall

March 2, 2024

Photos on social media showed two locomotives and several container cars derailed. No one was injured and no hazardous materials leaked, officials said.

Several freight train cars derailed onto the banks of the Lehigh River, a tributary of the Delaware River, in Pennsylvania on Saturday in a crash involving three trains that spilled diesel fuel and plastic pellets into the water, the authorities said.

The National Transportation Safety Board was deploying a team of experts to the site of the crash, which involved an eastbound train striking another train that had stopped on the same track.

“The wreckage from the striking train spilled onto an adjacent track and was struck” by a westbound train, leading to the derailment of an unknown number of cars, the N.T.S.B. said.

Northampton County Emergency Management Services and the Lehigh County hazardous materials team responded to the derailment in Lower Saucon Township, Pa., about 10 miles east of Allentown.

There were “no evacuations, no injuries and no leaks from any containers,” Northampton County said on its Facebook page.

Pictures of the derailment, which occurred around 7:15 a.m., shared on social media show two locomotives on the banks of the river, one of them partially submerged, and several container cars derailed.

“Some of the cars that were derailed were marked as holding hazardous material, but they were empty,” Lamont McClure, the county executive, said in an interview. “Air monitoring is showing that all is normal.”

Diesel fuel and polypropylene plastic pellets spilled into the Lehigh River, the Lower Saucon police chief, Thomas Barndt, said at a news conference. Containment booms were set up to capture the spill.

Train crew members were stranded on the river bank and were helped with ropes to climb the riverbank up to the road, Chief Barndt said.

The Lehigh River provides drinking water for hundreds of thousands of people, and as a tributary of the Delaware River, it contributes to a drinking water supply for 15 million people, according to American Rivers, an environmental nonprofit.

Norfolk Southern owns the Lehigh Line, a major freight railroad route that snakes through New Jersey and Pennsylvania.

Connor Spielmaker, a company spokesman, said in a statement that the railroad company’s “crews and contractors will remain on scene over the coming days to clean up.” He added that Norfolk Southern would help the N.T.S.B. investigate how the crash occurred “to prevent others like it.”

The N.T.S.B. said last year that it had opened a special investigation into safety practices at Norfolk Southern.

In January, Norfolk Southern agreed to join a federal safety reporting program after scrutiny of the disastrous train derailment in East Palestine, Ohio, in February 2023. In that crash, dozens of freight cars carrying hazardous materials derailed and caught fire, enveloping the city with toxic smoke and contaminating drinking water supplies.

The Federal Railroad Administration, which oversees the safety reporting program, sent safety personnel on Saturday to help the local authorities in the Lehigh Valley, the agency said on social media.

The accident in East Palestine forced an examination of how the rail industry is regulated and its safety record.

Derailments rose at the top five freight railroad companies in 2023, according to regulatory reports.

The five Class 1 freight railroads operating in the United States — Union Pacific, BNSF, CSX, Norfolk Southern and Canadian National — reported 256 accidents on their mainlines last year through October, an 11 percent increase over the same period in 2022, according to data compiled by the Federal Railroad Administration.

From 2018 to 2022, Northampton County recorded 26 rail accidents or incidents resulting in 13 reported injuries and no fatalities, according to a hazardous mitigation plan.

Exhibit 8:

Norfolk Southern freight train derails in Pennsylvania

The Independent

By Louise Boyle

March 2, 2024

The incident sent cars careening off the tracks and onto the banks of the Lehigh River

A Norfolk Southern freight train derailed on Saturday morning in Pennsylvania.

The incident sent cars careening off the tracks and onto the banks of the Lehigh River with some ending up partially in the water.

The train went off the tracks in Lower Saucon Township, close to Allentown.

Dispatchers in Northampton County said the derailment was reported at 7.14am. Authorities said it was unclear how many cars were involved but no injuries or hazardous materials were reported, according to The Associated Press.

In a message posted on social media, Northampton County’s executive, Lamont McClure, also said preliminary information indicated there were “no evacuations, no injuries and no leaks” but that could change and “the best thing we can do to assist first responders is to STAY AWAY.”

In a statement, Norfolk Southern said it had responded to the incident.

“At this time, there are no reports of injuries. We appreciate the quick, professional response by local emergency agencies. Our crews and contractors are on-scene and assessing with first responders,” it read.

The derailment comes soon after the one-year anniversary of the East Palestine disaster caused by a Norfolk Southern train derailment which caused a huge fire and sent toxic gas billowing across the community.

During a visit to the Ohio town earlier this month, President Biden praised the “Herculean efforts” by the federal, state and local governments to clean up and, announced federal grants from the National Institutes of Health to study the short- and long-term effects of what happened and blamed the derailment on greed by the railroad company, Norfolk Southern. The derailment didn’t have to happen, Biden said.

“While there are acts of God, this was an act of greed that was 100% preventable,” Biden said after local officials briefed him on the cleanup and took him to the site of the derailment. “Let me say it again, an act of greed that was 100% preventable.”

Earlier this week it was revealed that Norfolk Southern CEO Alan Shaw was given a 37 per cent increase in compensation in 2023 despite the catastrophe.

* * *

Item 2: On March 2, 2024, Ancora Holdings Group, LLC, its affiliates and the other participants in the solicitation issued the following press release and simultaneously published such press release on the Website. From time to time, Ancora or the other participants named herein may publish materials, or portions thereof, on the Website relating to the Company or otherwise disseminate such materials.

Ancora Urges Norfolk Southern’s Board to Immediately Replace Current Leadership Following New Train Derailment in Pennsylvania

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), which owns a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today issued the below statement regarding the Company’s latest derailment. As a reminder, we recently announced the nomination of eight highly qualified, independent candidates (the “Investor Slate”) for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Shareholders. In addition, we announced a proposed management team that includes transportation network leader Jim Barber, Jr. as Chief Executive Officer and lifelong railroad operator and turnaround expert Jamie Boychuk as Chief Operating Officer. To learn more, visit www.MoveNSCForward.com.

“We hope the crew and everyone in Lower Saucon Township are unharmed by yet another derailment of a Norfolk Southern train. Although our fiduciary obligation is to pursue optimal returns for the pensions, family offices and other clients who entrust us with their capital, nothing takes precedence over the health and well-being of individuals and communities. Our proposed slate and management team are unanimous in their view that Norfolk Southern must become a safer and more reliable railroad before it can ever reach its full potential. Following this latest derailment, we call for the immediate termination of CEO Alan Shaw and stand ready to engage with the Company about an orderly reconstitution of the Board and a transition to capable management with a track record of actually delivering on safety commitments.

It is all too common for people to see in the news that a Norfolk Southern train is at the center of a derailment or tragedy.1 It is only by the grace of God that preliminary reports indicate no fatalities are associated with this accident. Images of diesel-filled locomotives lying on their sides underscore the urgent need to replace the Company’s failed executive leadership and provide this railroad the fresh start it so desperately needs.

This latest incident, which follows other accidents and the tragic death of an engineer this year, has resulted in two locomotives tumbling down a riverbank just 50 miles outside of Philadelphia and 85 miles outside of New York City. A derailment of this nature could cause fuel to leak into the river and nearby soil, resulting in health risks for communities who drink from this water and inviting investigations from state and federal governments. American Rivers, a non-profit, states that the Lehigh River supports the drinking water supply of 15 million people.2 A derailment like this could also hurt near-term service quality on an extremely busy line that connects major cities. This latest chapter in a series of accidents, which have been downplayed by Norfolk Southern, leads us to believe that it is only a matter of time before Mr. Shaw’s approach results in another wholesale disaster like the one in East Palestine, Ohio.

[1]	Freight Waves, “NTSB investigating after Norfolk Southern worker killed,” February 2, 2024 and Associated Press, “10 cars of cargo train carrying cooking oil and plastic pellets derail. Two land in New York river,” February 8, 2024 and 13 News Now, “9 train cars derailed at Norfolk’s Lamberts Point terminal, Norfolk Southern says,” February 7, 2024.
[2]	https://www.americanrivers.org/media-item/lehigh-river-named-among-americas-most-endangered-rivers-of-2023/#:~:text=The%20river%20is%20a%20direct,water%20supply%20of%2015%20million.

This comes days after the Board arrogantly promoted management’s safety record and revealed a 37% year-over-year raise in total compensation for Mr. Shaw, resulting in pay of roughly $13.4 million. It also follows the Board’s sustained efforts to poison the well and peddle misinformation about our safety commitments to regulators, shippers, labor and the media. An incident like this, which is drawing national news coverage and resulting in more embarrassment for the railroad, should put an end to the Board’s unsustainable efforts to save a tainted CEO with no long-term future.3 How can anyone defend this?”

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora (defined below) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Certain statements and information included herein have been sourced from third parties. Ancora does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

[3]	The New York Times, “Freight Cars Derail Along Lehigh River in Pennsylvania,” March 2, 2024.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Alternatives LLC (“Ancora Alternatives”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying BLUE universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Ancora Catalyst Institutional, LP (“Ancora”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Nelda Connors, Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives, as the general partner and investment manager of each of the Ancora Funds and as the investment manager of the Ancora Alternatives separately managed accounts (each, an “SMA”) may be deemed to beneficially own in the aggregate 913,180 shares of Common Stock (of which 830,380 shares of Common Stock are directly and beneficially owned by the Ancora Funds, including the 123,500 shares of Common Stock underlying 1,235 American call options held directly and beneficially in aggregate by the Ancora Funds, and of which 82,800 shares of Common Stock are held indirectly and beneficially by the Ancora Alternatives SMAs). Ancora Advisors, as the investment advisor to the SMA of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Group, as the sole member of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Family Wealth, as the investment advisor to the Ancora Family Wealth SMAs, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora, as the sole member of each of Ancora Alternatives, Ancora Group and Inverness Holdings, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. The Ancora Parties beneficially own 923,297.28 shares of Common Stock in the aggregate (including the 123,500 shares of Common Stock underlying 1,235 American call options). Gilbert Lamphere owns 1,200 shares of Common Stock and Sameh Fahmy owns 3,000 shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

Ancora strongly advises all shareholders of Norfolk Southern to read the preliminary proxy statement, any amendments or supplements to such proxy statement, the definitive proxy statement, and other proxy materials filed by Ancora as they become available because they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov. In addition, the participants in this proxy solicitation will provide copies of the proxy statement without charge, when available, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

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Contacts

Longacre Square Partners

Joe Germani / Charlotte Kiaie, 646-386-0091

MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.

Edward McCarthy

212-229-2634

MoveNSCForward@dfking.com

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Alternatives and the other Participants (as defined below) have filed a preliminary proxy statement and accompanying BLUE proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Corporation”). Promptly after filing its definitive proxy statement with the SEC, Ancora Alternatives will forward the definitive proxy statement and accompanying BLUE proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Nelda Connors, Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives, as the general partner and investment manager of each of the Ancora Funds and as the investment manager of the Ancora Alternatives separately managed accounts (each, an “SMA”) may be deemed to beneficially own in the aggregate 913,180 shares of Common Stock (of which 830,380 shares of Common Stock are directly and beneficially owned by the Ancora Funds, including the 123,500 shares of Common Stock underlying 1,235 American call options held directly and beneficially in aggregate by the Ancora Funds, and of which 82,800 shares of Common Stock are held indirectly and beneficially by the Ancora Alternatives SMAs). Ancora Advisors, as the investment advisor to the SMA of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Group, as the sole member of Ancora Advisors, may be deemed to beneficially own all of the 270 shares of Common Stock held in the Ancora Advisors SMA. Ancora Family Wealth, as the investment advisor to the Ancora Family Wealth SMAs, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed to beneficially own all of the 9,847.28 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora, as the sole member of each of Ancora Alternatives, Ancora Group and Inverness Holdings, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora, may be deemed to beneficially own in the aggregate 923,297.28 shares of Common Stock held by the Ancora Funds (including the 123,500 shares of Common Stock underlying 1,235 American call options), the Ancora Alternatives SMAs, the Ancora Advisors SMA and the Ancora Family Wealth SMAs. The Ancora Parties beneficially own 923,297.28 shares of Common Stock in the aggregate (including the 123,500 shares of Common Stock underlying 1,235 American call options). Gilbert Lamphere owns 1,200 shares of Common Stock and Sameh Fahmy owns 3,000 shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON WWW.MOVENSCFORWARD.COM AND THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).